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                                                                   EXHIBIT 10.27

                   AMENDMENT TO ADVISORY SERVICES AGREEMENT

     This Amendment to Advisory Services Agreement (the "Amendment") is entered
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into this 29th day of June, 1999 by and between Pointshare Corporation, a
Delaware corporation (the "Company"), and Craig T. Davenport ("Advisor").
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     WHEREAS, the Company and Advisor are parties to that certain Advisory
Services Agreement dated as of April 5, 1999 (the "Agreement").
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     WHEREAS, the Company and Advisor hereby desire to amend certain provisions of the Agreement relating to compensation to Advisor.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. Sections 2.1 and 2.2 of the Agreement shall be amended and restated in their entirety as follows:

          2.1  Fee Rate.  Recognizing the early stage nature of the Company,
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its limited financial resources and Advisor's interest to secure equity ownership, Advisor will reduce his normal and customary fees of Two Thousand Five Hundred Dollars ($2,500) per day to Five Hundred Dollars ($500) per day and receive a stock or stock option grant(s) to offset this reduction and to provide an incentive for Advisor to make significant contributions to the Company's performance. Advisor will provide a monthly statement to the President and Chief Executive Officer detailing activities and services provided beginning with the month of April, 1999. In satisfaction of the cash portion of the fee, the Company will pay Advisor the sum of Five Thousand Dollars ($5,000) on or prior to the last day of each month during the term of this Agreement commencing with the month of July 1999; provided Advisor continues to provide services to the Company.

          2.2  Stock Option Grants.
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               2.2.1.  Original Grant.  Advisor was granted a non-qualified
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     option to purchase 50,000 shares of the Company's Common Stock under, and pursuant to the terms of, the Company's 1996 Amended and Restated Stock Option Plan, including without limitation Section 11 thereof, at an exercise price equal to the fair market value on the date of grant. The shares subject to this option vested and became exercisable as follows:
     16,666.66 shares vested on the last day of each of the months of April, May and June, 1999.

               2.2.2.  Additional Grant.  Advisor will be granted a non-
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     qualified option to purchase an additional 125,000 shares of the Company's
     Common Stock, at an exercise price equal to the fair market value (as determined by the Company's Board of Directors) on the date of grant (currently estimated to be $0.125 per share) (the "Additional Shares").
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     Such Additional Shares will vest and become exercisable as follows, provided Advisor continues to provide services to the Company:


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                    (A) 50,000 shares will vest over a four-year period as
          follows: Twenty-five percent (25%) of the shares will vest on July 1, 2000 and one-thirty-sixth (1/36th) of the remaining seventy-five percent (75%) of the shares will vest ratably at the end of each month thereafter upon Advisor's completion of each month of service with the Company.

                    (B) 75,000 shares will vest as follows:

                        (i) 25,000 shares upon the earlier of (A) the closing of a private equity financing with gross proceeds to the Company of at least $20.0 million and (B) June 30, 2006;

                        (ii) 25,000 shares upon the earlier of (A) the closing of the Company's initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended or upon a "Change in Control" (as defined below) and (B) June 30, 2006; and

                        (iii) 25,000 shares upon consummation of four (4) agreements with corporate or strategic partners (each corporate or strategic agreement to be evidenced by an equity investment or an agreement to collaborate with respect to development, marketing or product offering); provided that in any event such 25,000 shares shall be deemed fully vested on June 30, 2006 if Advisor is still providing services to the Company.

     "Change of Control" shall mean any acquisition of the Company, whether by merger (except for a merger effected solely for the purposes of changing the domicile of the Company) or any other transaction or series of related transactions in which the shareholders of the Company immediately prior thereto own less than a majority of the voting stock of the Company (or its successor or parent) immediately thereafter.

     2. Except as provided herein, the Agreement shall remain in full force and effect. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided herein.

     4. This Amendment shall be governed by and construed under the laws of the State of Washington.

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     5.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     POINTSHARE CORPORATION:


                                     By:  /s/ Timothy J. Kilgallon
                                        -------------------------------------
                                        Timothy J. Kilgallon
                                        President and Chief Executive Officer

                                     Address:  1300 114th Avenue SE, Suite 100
                                               Bellevue, WA  98004


ADVISOR:

/s/ Craig T. Davenport
______________________________________
Craig T. Davenport

Address:
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                [Signature Page to Advisory Services Agreement]